SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549






                                 FORM 8-K


                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  May 31, 1994


                     VALERO NATURAL GAS PARTNERS, L.P.


          (Exact name of registrant as specified in its charter)


                                 Delaware


              (State or other jurisdiction of incorporation)


          1-9433                         74-2448118
 (Commission File Number)      (IRS Employer Identification No.)


530 McCullough Avenue, San Antonio, Texas         78215
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
(210/246-2000)
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Item 1.   Changes in Control of Registrant.

     (a) Change in Control. On May 31, 1994, a special meeting (the "Special Meeting") of the holders of common units of limited partner interests ("Common Units") of Valero Natural Gas Partners, L.P. ("VNGP, L.P.") was held at the offices of Valero Natural Gas Company ("VNGC"), the general partner of VNGP, L.P. At the Special Meeting, the holders of Common Units approved a proposal providing for the merger (the "Merger") of VNGP, L.P. with a wholly owned subsidiary of Valero Energy Corporation ("VEC" and, collectively with its consolidated subsidiaries, the "Company"). The Merger was consummated on May 31, 1994, upon satisfaction of all preconditions to the Merger and the filing of a certificate of merger with the Office of the Secretary of State of the State of Delaware.

     As a result of the Merger, VNGP, L.P. has become a wholly owned subsidiary of VEC. Upon consummation of the Merger, the Common Units held by persons other than the Company (the "Public Unitholders") were converted into the right to receive cash in the amount of $12.10 per Common Unit, while the Common Units owned by subsidiaries of VEC have remained outstanding. Prior to the Merger, approximately 52.5% of the outstanding Common Units were held by the Public Unitholders, and approximately 47.5% of the outstanding Common Units were held by the Company. As a result of the Merger, all of the outstanding Common Units are held by the Company. VNGC has made available against delivery of Common Unit certificates and other proper documentation approximately $117.5 million to the Public Unitholders as payment of the cash consideration required in the Merger. A portion of the proceeds from an underwritten public offering of VEC's $3.125 Convertible Preferred Stock, completed in March 1994, was advanced from VEC to VNGC to fund the payment to the Public Unitholders.

     (b) Certain Arrangements. VNGC is unaware of any arrangement, including the pledge by any person of securities of VNGP, L.P. or any of its parents, the operation of which may at a subsequent date result in a change in control of VNGP, L.P.

Item 7.  Financial Statements and Exhibits.

    (c)  The following are filed as exhibits to this Current
Report:
2.1 Agreement of Merger, dated December 20, 1993, among Valero Energy Corporation; Valero Natural Gas Partners, L.P.; Valero Natural Gas Company; and Valero Merger Partnership, L.P.--incorporated by reference from Exhibit 2.1 to Amendment No. 2 to the Valero Energy Corporation Registration Statement on Form S-3 (Commission File No. 33-70454, filed December 29, 1993).

20.1   Definitive Proxy Statement of Valero Natural Gas Partners,
L.P. for the special meeting of holders of common units of limited partner interests held May 31, 1994--incorporated by reference from Amendment No. 3 to the Valero Natural Gas
Partners, L.P. Proxy Statement on Schedule 14A (Commission File
No. 1-9433, filed May 2, 1994).

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VALERO NATURAL GAS PARTNERS, L.P.
                                 (Registrant)
                                 By Valero Natural Gas Company,
                                     its General Partner


                              By:   /s/ Don M. Heep
                                        Don M. Heep
                                 Senior Vice President and
                                  Chief Financial Officer

Date:  June 2, 1994